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                                                           EXHIBIT 5.1




                                [LETTERHEAD]






                                 February 23, 1998
                                     6241(29)

Accent Software International Ltd.
28 Pierre Koenig Street
Jerusalem 91530


                      RE: REGISTRATION STATEMENT ON FORM S-3
                      --------------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about February 16, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 4,568,150 Ordinary Shares, nominal value NIS 0.01 per share (the "Shares"), of Accent Software International
Ltd. ("Accent" or the "Company"), which may be offered from time to time by certain shareholders of the Company or by authorized transferees (the "Selling Shareholders"). The Shares are issuable to the


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                                 [LETTERHEAD]


                                    -2-


Selling Shareholders upon conversion of Preferred Shares previously issued in November and December 1997 to CC Investments LDS and the Marshall Companies. We understand that the Shares are to be sold from time to time in the over-the-counter market at prevailing prices or as otherwise described in the Registration Statement. As your Israeli legal counsel, we have also examined the proceedings taken by you in connection with the issuance of the Shares.

     It is our opinion that the Shares already issued, and the Shares not yet issued, will be upon issuance, validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any statements thereto.






                                             Very truly yours,


                                             /s/ Yigal Aron & Co.